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                                                                     Exhibit 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-74387 and 333-89403) of our report dated June 22, 2000, included in the Annual Report of the Infinity Broadcasting Corporation Union Employees' 401 (k) Plan on Form 11-K for the year ended December 31, 1999.



/s/ KPMG LLP

New York, New York
June 22, 2000